Exhibit 3.2

TABLE OF CONTENTS

BY-LAWS

OF

THANKSGIVING COFFEE COMPANY, INC.,

A California Corporation

i .

ii .

BY-LAWS

OF

THANKSGIVING COFFEE COMPANY, INC.

A California Corporation

ARTICLE I

SHAREHOLDERS’ MEETING

Section 1. Place of Meeting.

Meetings of the shareholders may be held at any place within or without the State of California which has been designated in the notice of the meeting; provided, however, if no specific place is stated in the notice of such meeting, then the meeting of the shareholders shall be held at the principal executive office of the corporation.

Section 2. Annual Meetings.

The annual meeting of the shareholders shall be held, each year, at 10: 00 A. M. on May 15th of each year. If this day shall be a legal holiday, then the meeting shall be held on the next succeeding business day, at the same hour. At the annual meeting, the shareholders shall elect a Board of Directors, consider reports of the affairs of the corporation and transact such other business as may properly be brought before the meeting.

Section 3. Special Meetings.

Special meetings of the shareholders for any purpose or purposes may be called at any time by the president, a vice president, the secretary, or by the Board of Directors, or by one or more shareholders holding not less than ten percent (10%) of the voting power of the corporation. Except as next provided, notice shall be given as for the annual meeting.

Upon request in writing by registered mail to the president, a vice president, or the secretary, directed to such officer at the principal office of the corporation, in California, or delivered to such officer in person by any person, other than the Board, entitled to call a meeting of the shareholders, such officer shall cause notice to be given to the shareholders entitled to vote that a meeting will be held at the time requested by the person(s) requesting the meeting which shall not be less than thirty-five (35) nor more than sixty (60) days after the receipt of such request. If the notice is not given within twenty (20) days after receipt of the request, the person(s) entitled to call the meeting may give the notice, or the superior court of the county shall summarily order the giving of the notice, after to the corporation giving it an opportunity to be heard.

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Section 4. Notice of Meetings and Reports.

Notice of meetings, annual or special, shall be given in writing to shareholders entitled to vote at such meeting by the secretary or assistant secretary, or if there be no such officer, or in the case of his neglect or refusal, by the transfer agent, or by any other person so designated by the Board of Directors.

Such notice shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder entitled to vote thereat, unless the purpose of such meeting is for a consolidation or merger in which case notice shall be given consistent with California Corporations Code § 1110, if appropriate. Such notice shall state the place, the day and the hour of the meeting and (1) in the case of a special meeting, the general nature of the business to be transacted, and no other business may be transacted, or (2) in the case of an annual meeting, those matters which the Board, at the date of the mailing of the notice, intends to present for action by the shareholders, however, any other proper matter may be presented at the meeting for such action in accordance with California Corporations Code § 601(a). The notice of any meetings at which directors are to be elected shall include the names of nominees intended at the time notice is given to be presented by the Board for election.

Notice of a shareholders’ meeting shall be given either personally or by mail or other means of written communication as provided in §601 of the Code, addressed to each shareholder at the address of such shareholder appearing on the books of the corporation or given by each shareholder to the corporation for the purpose of notice; or if no such address appears or is given, at the place where the principal executive office of the corporation is located or by publication at least once in a newspaper of general circulation in the county in which the principal executive office is located. The notice or report shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent or published by other means of written communication. An affidavit of mailing of any notice or report in accordance with the provisions of this section, executed by the secretary, assistant secretary or any transfer agent, shall be prima facie evidence of the giving of the notice or the report.

If any notice, so addressed, is returned as undeliverable, all future notices shall be deemed to have been duly given without mailing but shall be retained for the shareholder upon his written demand at the principal executive office of the corporation for one year.

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When a shareholders’ meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. Except, if the adjournment is for more than forty-five (45) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

The distribution of any report(s) to the share holders shall be accomplished as though giving notice of a meeting

Section 5. Validation of Shareholders’ Meetings.

The transactions of any meeting of shareholders, however called and noticed, and wherever held are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance shall constitute a waiver of notice and presence at such meeting, except when objection is made at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice if such objection is expressly made at the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of shareholders need be specified in any written waiver of notice, consent to the holding of the meeting or approval of the Minutes thereof, except as otherwise provided in California Corporations Code § 601 (f).

Section 6. Shareholders Acting Without a Meeting.

Any action which may be taken at any meeting of the shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Provided, however, directors may not be by written consent except by the unanimous written consent shares entitled to vote for the election of directors.

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Section 7. Quorum,

A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the shareholders, except as otherwise provided by law, by the Articles of Incorporation, or by these By-Laws, but in no event shall a quorum consist of less than one third (1/3) of the shareholders entitled to vote at the meeting. The affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the shareholders.

In the absence of a quorum, any meeting of the shareholders may be adjourned from time to time by the vote of a majority of the shares represented either in person or by proxy, but no other business may be transacted until a quorum is established. When a quorum of voting shares is established at such adjourned meeting, any business may be transacted which might have been transacted at a meeting as originally notified.

The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

Section 8. Voting Rights; Cumulative Voting.

Each outstanding share shall be entitled to one (1) vote on each matter submitted to a vote of the shareholders. Any holder of shares entitled to vote on any matter may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, other than elections to office, but, if a shareholder fails to specify the number of shares such shareholder is not voting similarly, it will be conclusively presumed that such shareholder has voted all shares entitled to be voted in the same manner.

In order that the corporation may determine the identity of the shareholders entitled to vote or entitled to exercise any rights in respect of any lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days prior to the date of such meeting nor more than sixty (60) days prior to any other action. If no record date is fixed, the record date for determining shareholders entitled to vote at a meeting of shareholders shall be as of the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. A determination of shareholders of record en titled to notice of or to vote at a meeting of shareholders shall apply to any adjustment of the meeting unless the Board fixes a new record date for the adjourned meeting, but the Board shall fix a new record date if the meeting is adjourned for more train forty five (45) days from the date set for the original meeting.

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Every shareholder entitled to vote at any election of directors may cumulate such shareholder’ s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder’s shares are entitled, or distribute the shareholder’s votes on the same principal among as many candidates as the shareholder thinks fit. The candidates receiving the highest number of votes up to the number of Directors to be elected are elected.

No shareholder shall be entitled to cumulate votes unless the name(s) of such candidate(s) have been placed in nomination prior to the voting and the shareholder has given notice at the meeting, prior to the voting, of the shareholder’s intention to cumulate the shareholder votes, or unless such prior notice requirement is waived by all shareholders. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination without such other shareholders being required to give such notice.

Section 9. Proxies.

Every shareholder entitled to vote, or to execute consents, may do so, either in person or by written proxy, executed in accordance with the provisions of § 604 and § 705 of the California Corporations Code and filed with the Secretary of the corporation.

Section 10. Organization.

The President, or in the absence of the President, any Vice President, shall call the meeting of the shareholders to order, and shall act as chairman of the meeting. In the absence of the president and all of the Vice Presidents, the shareholders shall appoint a chairman for such meeting. The Secretary of the corporation shall act as Secretary of all meetings of the shareholders, but in the absence of the Secretary at any meeting of the shareholders, the presiding officer may appoint any person to act as Secretary of the meeting.

Such meeting shall be run according to Roberts Rules of Order.

Section 11. Inspectors of Election.

In advance of any meeting of shareholders, the Board may appoint inspectors of election to act at the meeting and any adjournment thereof. If inspectors of election are not so appointed, or if any persons so appointed fail to appear or refuse to act, the chairman of any meeting of shareholders may, and on the, request of any shareholder or a shareholder’s proxy shall, appoint inspectors of election (or persons to replace those who so fail or refuse) at the meeting. The number of inspectors shall be either one (1) or three (3). If appointed at a meeting at the request of one or more shareholders or proxies, the number of inspectors shall be determined by the majority of shares represented, but such number must be odd.

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The inspectors of election shall determine the number of shares outstanding and the voting power of each; the shares represented at the meeting; the existence of a quorum; the authenticity, validity and effect of proxies; receive votes, ballots or consents; hear and determine all challenges and questions in any way arising in connection with the right to vote; count and tabulate all the votes or consents; determine when the polls shall close; determine the result and do such other acts as may be proper to conduct the election or vote with fairness to all shareholders. The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as it is practical. If there is more than one (1) inspector of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is primafacie evidence of the facts stated therein.

ARTICLE II

DIRECTORS AND MANAGEMENT

Section 1. Powers.

Subject to the provisions of the California Corporations Code, Division 1, “General Corporation Law” and any limitations in the Articles of Incorporation, as amended from time to time, and in these By-Laws relating to actions required to be approved by the shareholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board. The Board may delegate the management of the day to day operation of the business of the corporation to a management committee or to another person or persons provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board.

Section 2. Number and Qualification.

The authorized number of directors of the corporation shall be two (2).

This number may be changed by amendment to these By-Laws. Provided, however, such amendment may be adopted only by the shareholders upon the approval by the outstanding shares. Provided, however, that an amendment of this section cannot be adopted if the votes cast against its adoption at a meeting, or the shares not consenting in the case of action by written consent, would be sufficient to elect at least one (1) director if voted cumulatively at an election at which all of the outstanding shares vote were voted and the entire number of previously directors were then being elected.

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Section 3. Election and Tenure of Office.

The Directors shall be elected by ballot after nomination at the annual meeting of the shareholders, to serve for one year or until they are removed from office or until their successors are elected and have qualified. The term of office of each Director shall begin immediately after election, unless otherwise specified prior to election.

No reduction of the authorized number of directors shall have the effect of removing any Director prior to the expiration of such Director’s term of office.

Prior to the issuance of any stock by this corporation, the original incorporator of this corporation may elect any number of directors up to the authorized number of directors.

Section 4. Removal of Directors.

The entire Board of Directors or any individual Director may be removed from office and a vacancy declared in accordance with California Corporations Code § 302, 303 and 304.

Section 5. Vacancies.

A vacancy shall be deemed to exist in the case of the death, resignation or removal of any Director, or if the shareholders shall increase the authorized number of Directors but shall fail to elect the additional authorized Director(s), or in case the shareholders fail at any time to elect the full number of authorized Directors.

Vacancies on the Board may be filled by a majority of the Directors then in office, whether or not less than a quorum, or by the sole remaining Director. In the event that the vacancy occurs by reason of the removal of a Director, the Board, as then constituted, or the remaining Director, may fill the vacancy for the remaining unexpired term of the removed Director. The shareholders may at any time elect a Director to fill any vacancy not filled by the Directors. Any such election by written consent other than to fill a vacancy created by removal requires the consent of a majority of the outstanding shares entitled to vote.

Any Director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors of the corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

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Section 6. Place of Meetings.

Meetings of the Board of Directors shall be held at the principal executive office of the corporation in the State of California, as designated for the purpose, from time to time, by resolution of the Board of Directors or written consent of all of the members of the Board, or such other place within or without the State of California as may be designated in the notice of the meeting or as mutually agreed upon by the Directors if such meeting is held pursuant to waiver of notice.

Section 7, Annual Meetings.

The annual meetings of the Board of Directors shall be held immediately following the adjournment of the annual meetings of the shareholders and at the same location. Such meetings may be held without notice.

Section 8. Special Meetings.

Special meetings of the Board shall be held upon four (4) day notice by mail or forty-eight (48) hours notice delivered personally or by telephone or telegraph. A notice or waiver of notice need not specify the purpose of any regular or special meeting of the Board.

Section 9. Waiver of Notice.

Notice of a meeting need not be given to any Director who signs a waiver of notice or a consent to holding the meeting or an approval of the Minutes thereof, whether before or after the meeting, or who attends the meeting without protesting prior thereto or at its commencement, the lack of notice to such Director.

Section 10. Directors Acting Without a Meeting by Unanimous Written Consent.

The transactions of any meeting of the Board, however called and noticed or wherever held, are as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the Directors not present signs a written waiver of notice, a consent to holding the meeting, or an approval of the minutes thereof. All such waivers, consents and/or approvals shall be filed with the corporate records or be made a part of the minutes of the meeting.

Any action required or permitted to be taken by the Board may be taken without a meeting, if all members of the Board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board, such action by the written consent shall have the same force and effect as a unanimous vote of such Directors.

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Section 11. Notice of Adjournment.

A majority of the Directors present, whether or not a quorum, is present may adjourn any meeting to another time and place. If the meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the Directors who were not present at the time of the adjournment.

Section 12. Quorum and Vote.

So long as the number of Directors authorized to transact corporate business shall be two (2), then no less than two (2) shall constitute a quorum of the Board for the transaction of business and under all circumstances the affirmative vote of two (2) Directors is required to constitute any act or decision rendered by the Board of Directors.

Section 13. Committees.

The Board may, by resolution adopted by a majority of the authorized number of Directors, designate one or more committees, each consisting of two (2) or more Directors, to serve at the pleasure of the Board. The Board may designate one or more Directors as an alternate member of any committee, who may replace any absent member at any meeting of the committee, to the extant provided in the resolution of the Board or in these By-Laws, shall have all the authority of the Board or in these By-Laws, shall have all the authority of the Board except as restricted in California Corporations Code § 311.

ARTICLE III

OFFICERS

Section 1. Officers.

The officers of the corporation shall be a President, a Vice President, a Secretary and a Chief Financial Officer. The corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, one or more additional Vice Presidents, one or more Assistant Secretaries, one or more Assistant Chief Financial Officers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article. Any number of offices may be held by the same person.

Section 2. Election and Term.

The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article III shall be chosen annually by the Board of Directors, at their annual meeting, and each shall hold his office until the next such election or until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified.

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Section 3. Subordinate Officers, Etc.

The Board of Directors may appoint such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the By-Laws or as the Board of Directors may from time to time determine.

Section 4. Removal and Resignation.

Any officer may be removed, either with or without cause, with or without notice by a majority of the Directors at the time in office, at any regular or special meeting of the Board, or by collective written consent or approval, or, except in case of an officer chosen by the Board of Directors, by any officer upon whom such power or removal may be conferred by the Board of Directors. The President shall have the power to remove all other officers.

Any officer may resign at any time by giving written notice to the Board of Directors, or to the President, or to the Secretary of the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5. Vacancies.

A vacancy in any office because of the death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed above for regular appointments to such office or by collective written consent or approval, concurrently with or at any time following the vacancy in office.

Section 6. Chairman of the Board.

The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board of Directors, and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors.

Section 7. President.

Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President shall be the Chief Executive Officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation. He shall preside at all meetings of the shareholders and in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Directors. He shall be ex officio a member of all the standing committees, including the executive committee, if any, and shall have the general powers and duties of management usually vested in the office of President of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or the By-Laws.

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Section 8. Vice President.

In the absence or disability of the President, the Vice Presidents, in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President so designated by the Board of Director", or if not so designated, then in order of their first election to the office of Vice President, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to, all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors.

Section 9. Secretary.

The Secretary shall keep, or cause to be kept, a book of minutes at the principal office or such other place as the Board of Directors may order, of all meetings of Directors and shareholders, designating the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at Directors' meetings, the number of shares present or represented at shareholders' meetings, the proceedings of meetings and the resolutions made.

The Secretary shall keep, or cause to be kept, at the principal office or at the office of the corporation's transfer agent, a share register, or duplicate share register, showing the names of the shareholders and their addresses; and the number and classes of shares held by each; the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the Board of Directors required by the By-Laws or by law to be given, and shall keep the records, prepare and execute certificates and perform such other duties as may be prescribed by the Board of Directors or by the By-Laws.

Section 10. Chief Financial Officer.

The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. Any surplus, including earned surplus, paid-in surplus and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account. The books of account shall at all reasonable times be open to inspection by any Director.

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The Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositaries as may be designed by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the President and Directors, whenever requested, an account of all of his transactions as Chief Financial Officer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors.

ARTICLE IV

RECORDS AND REPORTS -- INSPECTION

Section 1. Records.

The corporation shall keep adequate and correct books and records of account and shall keep minutes of the proceedings of its shareholders, Board and committees of the Board and shall keep at its principal executive office, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each. Such minutes shall be kept in written form. Such books and records shall be kept either in written form or in any other form capable of being converted into written form.

Section 2. Inspection of Books and Records.

Each Director during such Director’s term of office and each shareholder holding at least five percent (5%) in the aggregate of the outstanding voting shares of the corporation shall have an absolute right to do either or both of the following: (1) inspect and copy the record of shareholders’ names and addresses and shareholdings during usual business hours upon five (5) business days’ prior written demand upon the corporation, or (2) obtain from the transfer agent, or such individual performing the function of the transfer agent, upon written demand and upon the tender of its usual charge for such a list, a list of the shareholders’ names and addresses, who are entitled to vote for the election of Directors, and their shareholdings, as of the most recent record date for which it has been compiled or as of the date specified by the shareholder subsequent to the date of demand. Any such inspection and copying may be made in person or by agent or attorney.

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The accounting books and records and minutes of proceedings of the shareholders and the Board and the committees of the Board shall be open to inspection upon the written demand on the corporation of any shareholder or Director for a purpose reasonably related to such individual’s interest in the corporation.

In addition to the above rights to inspect and copy, each Director shall have such inspection and copying rights as provided by law.

Section 3. Annual Report.

The Board shall not be required to prepare or distribute to the shareholders an annual report of the financial condition and affairs of the corporation.

ARTICLE V

CERTIFICATES AND TRANSFER OF SHARES

Section 1. Certificate for Shares.

Certificates for shares shall be of such form and device as the Board of Directors may designate and shall state the name of the record holder of the shares represented thereby; its number; date of issuance; and the number of shares for which it is issued. There shall be a conspicuous reference on the face of the certificate of the restrictions on transfer of the certificate required by California and Federal securities laws. In addition, a statement of or reference to any rights, privileges, preferences or restrictions granted to or imposed on such shares shall be set forth conspicuously on the face of the certificate.

Every certificate for shares must be signed by the President or a Vice President and by the Chief Financial Officer or Assistant Chief Financial Officer or Secretary or Assistant Secretary.

Section 2. Transfer on the Books.

Upon surrender to the Secretary or transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, abandonment, surrender, or authority to transfer, it shall be the duty of the corporation to cancel the old certificate and record the transaction upon its books and, if appropriate, to issue a new certificate or certificates to the person(s) entitled thereto.

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Section 3. Lost or Destroyed Certificates.

Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact and advertise the same in such manner as the Board of Directors may require, and shall, if the Directors so require, give the corporation a bond of indemnity, in such form, such amount and with such one or more sureties as are satisfactory to the Board, whereupon a new certificate may be issued in the same form and for the same number of shares as the one alleged to be lost or destroyed.

Section 4. Transfer Agents and Registrars.

The Board of Directors may appoint one or more Transfer Agents, and one or more Stock Registrars, who shall be appointed at such times and for such periods and places as the requirements of the corporation may necessitate and the Board of Directors may designate.

Section 5. Closing Stock Transfer Books.

The Board of Directors may close the transfer books in their discretion for a period not to exceed thirty (30) days preceding any meeting, annual or special, of the shareholders, or the day appointed for the payment of any dividend or distribution, or for the allotment of rights, or when any change or conversion or exchange of shares shall go into effect, as a record day for the determination of shareholder rights.

Section 6. Legend Condition.

In the event any shares of the corporation are issued pursuant to a permit or exemption therefrom requiring the imposition of a legend condition the person or persons issuing or transferring said shares shall make sure said legend appears on the certificate and on the stub relating thereto in the stock record book and shall not be required to transfer any shares free of such legend unless an amendment to such permit or a new permit be first issued so authorizing such deletion.

Section 7. Surrender and Replacement.

In the event that there is properly created any right, power, privilege, restriction or limitation with respect to any share of the corporation’s stock, or if there is any change in or deletion of any such right, etc., all shareholders holding certificates of the stock affected shall surrender same upon request by the corporation for replacement with a certificate properly and conspicuously referencing such right, etc., or change therein or deletion thereof.

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ARTICLE VI

CORPORATE SEAL

The corporate seal shall be circular in form, and shall have inscribed thereon the name of the corporation, and date of its incorporation, and the word “California”.

ARTICLE VII

ADOPTION, REPEAL AND AMENDMENT OF BY-LAWS

Section 1. By Shareholders; By Directors.

The By-Laws, and every part thereof, may from time to time and at any time, be amended, altered, repealed, and new or additional By-Laws may be adopted as follows: (1) By the vote of the shareholders entitled to exercise a majority of the voting power of the corporation or by the written consent of such shareholders; or (2) subject to such right of shareholders, by a majority vote of the Directors present at any meeting of the Board at which a quorum is present, provided, however, that the Board of Directors may not adopt a By-Law or amendment thereof changing the authorized number of Directors.

Section 2. Record of By-Laws.

Whenever an amendment or new By-Law is adopted, it shall be inserted in the original By-Laws in the appropriate place. If any By-Law is repealed, the fact of repeal with the date of the meeting at which the repeal was enacted or written consent was filed shall be stated in the original By-Laws.

ARTICLE VIII

MISCELLANEOUS

Section 1. Conflicting Provisions.

In the event of a conflict between any provision of the By-Laws and the Articles of Incorporation, as amended from time to time, or the laws of the State of California, such conflicting provision of the By-Laws shall be construed, regardless of the wording, to conform in all respects with such provision in the Articles as amended from time to time, or the appropriate law, and any conflicting, irrelevant or surplus language shall be deemed stricken and deleted from the By-Laws, the balance of which shall be severed from, read and construed without reference to same.

Section 2. Indemnity.

The corporation may indemnify any Director, Officer, Agent or employee as to those liabilities and on those terms and conditions as are specified in California Corporations Code § 317. In any event, the corporation shall have the right to purchase and maintain insurance on behalf of any such persons whether or not the corporation would have the power to indemnify such person against the liability insured against.

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Section 3. Gender and Number.

When the context of the By-Laws requires, the masculine gender includes the feminine and neuter, and the singular number includes the plural.

Section 4. Headings.

The headings of the several Articles and Sections are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of the By-Laws.

Section 5. Effect.

The By-Laws shall be binding upon and benefit the corporation, the Board of Directors, all officers, employees and agents of the corporation and all shareholders.

Section 6. California Law.

The By-Laws shall be deemed written and adopted under the laws of the State of California and the rights and obligations of the corporation, its Directors, officers, employees and agents and of the shareholders shall be governed by and construed in accordance with the laws of California.

Section 7. Acceptance of Terms.

Each shareholder of the corporation, upon acquiring an equitable and/or legal interest in one or more shares of the corporation, is deemed to be aware of and to be bound by all of the terms and conditions of the By-Laws.

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CERTIFICATE OF AMENDMENT TO BY-LAWS

THANKSGIVING COFFEE COMPANY, INC.

A California Corporation

The undersigned person acting as the Secretary of the above-named corporation hereby attests that amendments to the By-Laws of this corporation were duly adopted by the valid action of the Directors and Shareholders by unanimous consent, such that Article II, Section 4 of the Bylaws now reads;

Number of Directors. The authorized number of Directors shall be not less than 3, nor more than 5, until changed by amendment of the Bylaws, duly adopted by the Shareholders, amending this Section Two. The exact number of Directors shall be fixed, within the limits specified, by amendment of the next sentence, duly adopted either by the Board of Directors or by the Shareholders, but need not be adopted by both. The exact number of Directors shall be 4 until changed, as provided in this Section 4.

EXECUTED this    5    day of August, 1997.

/s/ Paul Katzeff
PAUL KATZEFF, Secretary
THANKSGIVING COFFEE COMPANY, INC.
A California Corporation